77Q

TRAVELERS SERIES FUND INC.

On behalf of

Smith Barney International All Cap Growth Portfolio
SB Adjustable Rate Income Portfolio
Smith Barney Aggressive Growth Portfolio
Smith Barney Money Market Portfolio
Smith Barney Large Capitalization Growth Portfolio



SUPPLEMENT DATED OCTOBER 26, 2005 TO THE PROSPECTUS AND
THE STATEMENT OF ADDITIONAL INFORMATION DATED FEBRUARY
28, 2005



The following information amends and supercedes, as applicable, the disclosure in the Prospectus and the Statement of Additional Information of the Travelers
Series Fund Inc. (the "Company") with respect to Smith
Barney International All Cap Growth Portfolio, Smith
Barney Money Market Portfolio, Smith Barney Large
Capitalization Growth Portfolio, Smith Barney Aggressive
Growth Portfolio and SB Adjustable Rate Income Portfolio
(each a Fund):



Effective November 1, 2005, the Board of Directors of the
Company has approved amendments to the management contracts between each Fund and Smith Barney Fund Management LLC as set forth below:



The management fee payable by Smith Barney International
All Cap Growth Portfolio will be calculated in accordance with the following breakpoint schedule with the management fee reduced at breakpoints beginning at asset levels over $1 billion:




Breakpoint Schedule

Based on Net Assets of the Fund

Management Fee


First $1 Billion
    0.850%
Next $1 Billion
    0.825%
Next $3 Billion
    0.800%
Next $5 Billion
    0.775%
Over $10 Billion
    0.750%



The management fee payable by SB Adjustable Rate Income Portfolio will be reduced from 0.60% to 0.55% for asset values up to $1 billion and will be calculated in accordance with the following breakpoint schedule with the management fee reduced at breakpoints beginning at asset levels over $1 billion:




Breakpoint Schedule

Based on Net Assets of the Fund

Management Fee
First $1 Billion
    0.550%
Next $1 Billion
    0.525%
Next $3 Billion
    0.500%
Next $5 Billion
    0.475%
Over $10 Billion
    0.450%


Effective November 1, 2005, the management fee payable by Smith Barney Aggressive Growth Portfolio will be reduced from 0.80% to 0.75% for asset levels up to $1 billion and will be calculated in accordance with the following breakpoint schedule with the management fee reduced at breakpoints beginning at asset levels over $1 billion:




Breakpoint Schedule

Based on Net Assets of the Fund

Management Fee
First $1 Billion
    0.750%
Next $1 Billion
    0.725%
Next $3 Billion
    0.700%
Next $5 Billion
    0.675%
Over $10 Billion
    0.650%



Effective November 1, 2005, the management fee payable by Smith Barney Large Capitalization Growth Portfolio will calculated in accordance with the following breakpoint schedule with the management fee reduced at breakpoints at asset levels over $1 billion:




Breakpoint Schedule

Based on Net Assets of the Fund

Management Fee
First $1 Billion
    0.750%
Next $1 Billion
    0.725%
Next $3 Billion
    0.700%
Next $5 Billion
    0.675%
Over $10 Billion
    0.650%



Effective November 1, 2005, the management fee payable by Smith Barney Money Market Portfolio will be reduced from 0.50% to 0.45% for asset levels up to $1 billion and will calculated in accordance with the following breakpoint schedule with the management fee reduced at breakpoints at asset levels over $1 billion:




Breakpoint Schedule

Based on Net Assets of the Fund

Management Fee
First $1 Billion
    0.450%
Next $1 Billion
    0.425%
Next $3 Billion
    0.400%
Next $5 Billion
    0.375%
Over $10 Billion
    0.350%